Exhibit-10.q

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement and General Release (the “Separation Agreement”) is entered into by and between Stacey Stevens (“Employee”), an individual residing in the State of Massachusetts, and iCAD, Inc., a Delaware corporation (the “Company”). The Employee and the Company shall herein be referred to as the “Parties.”

WHEREAS, Employee has been employed by the Company pursuant to an Employment Agreement dated March 1, 2022 (the “Employment Agreement”);

WHEREAS, Employee’s employment with the Company is ending as of the Separation Date, set forth below; and

WHEREAS, Employee and the Company wish to memorialize in writing the terms upon which the employment relationship is ending;

THEREFORE, in consideration of the mutual promises herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and the Company agree as follows:

1.	Separation From Employment.

(a)    Transition of Role. As of March 9, 2023 (the “Transition Date”), Employee shall no longer be Chief Executive Officer and President of the Company and hereby resigns her position as a member of the Board of Directors of the Company (the “Board”). A press release and Q&A relating to Employee’s separation is attached hereto as Exhibit A. The Parties agree that any future press release or public communication concerning Employee’s transition, resignation, separation or by Employee, with respect to the business, operations or management of the Company, shall be substantially in the same form as Exhibit A and consistent with the Parties’ obligations in Section 5. Employee shall serve in the role of Senior Advisor from the Transition Date until the Separation Date, and in such role Employee shall consult with the Board and with the new Chief Executive Officer on business matters as requested from time to time. During the transition period, Employee shall work remotely, except as mutually agreed.

(b)    Separation Date. Employee’s employment with the Company and all affiliated companies shall end on the earlier of (i) April 30, 2023 or (ii) the effective date of any resignation of employment by Employee (such earlier date being the “Separation Date”). Except as otherwise provided in this Separation Agreement, Employee’s active duties with the Company will cease on the Separation Date.

2.	Compensation and Benefits.

(a)    Base Compensation. Employee shall continue to receive Employee’s current base salary through the Separation Date, in accordance with the Company’s normal payroll practices.

(b)    Accrued Paid Time Off. On or before the next regular payroll date following the Separation Date, Employee shall receive payment for five weeks of paid time off (PTO), less any PTO actually taken between January 1, 2023 and the Separation Date.

(c)    Severance Payments. If Employee signs (and does not revoke) this Separation Agreement and the Supplemental Release, in accordance with the procedural requirements stated herein, Employee shall receive severance payments in the total amount of

$433,333.33, equivalent to 13 months of Employee’s current base salary, payable in the form of salary continuation over the 13 month period following the Separation Date in accordance with the Company’s normal payroll practices. Severance payments shall begin on the next regular payroll date following the Supplemental Release Effective Date (defined in Exhibit B hereto).

(d)	Bonus. Employee acknowledges that she will not receive any further bonus payments.

(e)	Equity. The post separation exercise period for all outstanding options to acquire Common Stock held by Employee, listed on Exhibit C hereto, shall be extended to a date that is 24 months from the Separation Date.

(f)	Employee Benefits.

(i)    Group Health Insurance Coverage. Employee’s group health insurance shall continue through the Separation Date. After such date, the Employee may elect to continue group health insurance at Employee’s own expense to the extent permitted by applicable law and in accordance with the group health insurance plan. Additional information about continuation coverage will be provided separately by the plan administrator.

(ii)    Other benefits. Except as otherwise expressly stated herein or as otherwise required by law, as of the Separation Date, Employee shall cease to participate in all employee benefits, plans, policies and practices provided by the Company.

(g)	Legal Fee Reimbursement. The Company shall reimburse Employee up to

$7,500 for the legal fees incurred by her in connection with the review, negotiation and execution of this Agreement upon receipt of an invoice from Employee’s legal representative.

3.	Cessation of Authority and Continuing Duties.

(a)    Cessation of Authority. Except as provided in any such agreement between the parties, Employee understands and agrees that as of the Separation Date, Employee is no longer authorized to incur any expenses, obligations or liabilities, or to make any commitments on behalf of the Company.

(b)    Transition. During the period of thirteen months following the Separation Date, Employee agrees to cooperate reasonably and at mutually convenient times and locations with the Company regarding any transitional assistance that may be requested by the Company, including (i) answering questions about matters relating to the business of the Company or its affiliates as to which Employee has knowledge; and (ii) forwarding to the appropriate person any email, voicemail message or other communication received by Employee after the Separation Date that relates to the business of the Company or its affiliates.

(c)    Cooperation. Section 15 of the Employment Agreement is expressly incorporated herein by reference.

4.    Return of Company Materials and Property. Employee understands and agrees that, no later than the Separation Date, Employee shall return any and all Company-owned computer equipment, including laptops and other computer accessories, cell phones, security cards, keys, credit cards, marketing materials; any Company customer files, and all documents, data, records, notes, passwords, drawings, manuals, and all other tangible information in whatever form which pertains to the Company or any of the Company’s customers; and the Employee will not retain any such information or any reproduction or excerpt thereof, unless otherwise permitted by a consulting agreement or other agreed relationship between the parties.

5.    Nondisparagement and Messaging. For a period from the Effective Date until five years after the Separation Date, Employee will not make any statements that are derogatory or disparaging toward the Company or the Company Parties, as defined below, or the Company’s management, products or services. For a period from the Effective Date until five years after the Separation Date, the Company agrees that the members of Company’s Board and senior management team will not make any statements that are derogatory or disparaging toward Employee. Nothing in this paragraph shall prohibit any person from making any truthful statement in accordance with a subpoena, a court order, a government agency investigation, or as otherwise required by law. The Company and Employee agree that Employee’s separation shall be messaged in all settings (both internally and externally) as follows: “Stacey has elected to resign from employment for personal reasons.” The Company agrees that no member of the Board or senior management team will deviate from this agreed-upon messaging with respect to any communication (written or verbal) with any person or entity regarding Employee’s separation from employment. Furthermore, during the period in which Employee is receiving severance payments, Employee will not make, effect, initiate, cause or assist in any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission) or consents with respect to any securities of the Company.

6.    Restrictive Covenants. The restrictive covenants contained in Section 5.1 of the Employment Agreement are incorporated herein by reference and shall continue in full force and effect in accordance with their terms. The Non-Solicitation, Non-Disclosure and Inventions Assignment Agreement (the “NDA”), described in Section 5.2 of the Employment Agreement, shall also remain in full force and effect in accordance with its terms.

7.    Indemnification. Section 10 of the Employment Agreement is expressly preserved and incorporated by reference herein.

8.	General Release by Employee.

(a)    Release. Except as provided in Section 8(d), Employee, on behalf of himself/herself and Employee’s spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on Employee’s behalf

(collectively, the “Employee Parties”), does hereby irrevocably and unconditionally release, acquit and forever discharge the Company, and each of its officers, directors, employees, agents, representatives, predecessors, successors, assigns, insurers, and attorneys (collectively, the “Company Parties”), from any and all actions, causes of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, including but not limited to claims which the Employee Parties have or have had against the Company Parties by reason of, arising out of, related to, or resulting from Employee’s employment with the Company or the termination thereof, existing as of the Effective Date (defined in Section 20 below).

(b)    Specific Types of Claims Included in Release. The claims released herein specifically include, but are not limited to, the following types of claims:

(i)    Claims for compensation or employee benefits, such as wages, salary, bonuses, commissions, incentive payments, overtime pay, vacation pay, holiday pay or reimbursement of expenses, or claims arising under applicable wage payment laws.

(ii)    Claims relating to employment discrimination or harassment, such as discrimination or harassment based on race, sex, age, religion, national origin, handicap, disability, marital status, sexual orientation, gender identity, military service, veteran status or other characteristics protected by law. This includes claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the civil rights statute codified at 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Older Workers Benefit Protection Act, the Lilly Ledbetter Fair Pay Act, the Genetic Information Nondiscrimination Act, and any other federal, state or local law of similar purpose or effect.

(iii)    Claims relating to employee leave, such as the Family and Medical Leave Act and the Uniformed Services Employment and Reemployment Rights Act, or any other federal, state or local leave law.

(iv)    Claims relating to retaliation or whistleblowing, such as the anti-retaliation provisions of the Sarbanes-Oxley Act or the Dodd-Frank Wall Street Reform and Consumer Protection Act; the anti-retaliation provisions of the federal employment discrimination statutes or the Fair Labor Standards Act; or any other federal or state law regarding whistleblower retaliation.

(v)    Claims for wrongful discharge or based on laws otherwise restricting an employer’s ability to terminate employees; claims arising in tort or based on personal injury, defamation, invasion of privacy, fraud, misrepresentation or infliction of emotional distress; claims based on breach of contract or breach of a covenant of good faith and fair dealing; or any other federal, state or local law governing the employer-employee relationship, such as the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act, or the Fair Credit Reporting Act.

(c)    Release of Unknown Claims. Employee understands and acknowledges that the foregoing release may include claims that Employee may not know about. It is Employee’s knowing and voluntary intent to release all such known and unknown claims, even though Employee recognizes that someday Employee might learn that facts Employee currently believes to be true are untrue and even though Employee might then regret having signed this Separation Agreement. Nevertheless, Employee is assuming that risk and Employee agrees that this Separation Agreement will remain effective in all respects in any such case. Employee expressly waives all rights Employee might have under any law that is intended to protect Employee from waiving unknown claims. Employee understands the significance of doing so.

(d)	Exceptions to Release. The foregoing release does not release or impair:

(i) the Company’s promises and obligations under this Separation Agreement; (ii) any rights Employee has under applicable workers compensation laws; (iii) any vested rights under a qualified retirement plan; (iv) any other claims that cannot lawfully be released; (v) Employee’s ability to communicate with the Equal Employment Opportunity Commission or any other governmental agency, as long as Employee does not seek any personal relief for any claims released herein; or (vi) any claims arising after the date of Employee’s execution of this Separation Agreement.

9.	Release by the Company.

(a)    Release. Except as provided in Section 9(b), the Company and the Company Parties do hereby irrevocably and unconditionally release, acquit and forever discharge Employee and the Employee Parties, from any and all actions, causes of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, including but not limited to claims which the Company has or has had against the Employee Parties by reason of, arising out of, related to, or resulting from Employee’s employment with the Company or the termination thereof, existing as of the Effective Date.

(b)	Exceptions to Release. The foregoing release does not release or impair:

(i) Employee’s promises and obligations under this Separation Agreement; (ii) any claims by the Company or its shareholders based on fraud, embezzlement or breach of fiduciary duty; (iii) any claims that cannot lawfully be released; (iv) any required clawback of incentive compensation in accordance with applicable securities regulations; or (v) any claims arising after the date of Employee’s execution of this Separation Agreement. As of the date of the Company’s execution of this Separation Agreement, the Company represents and warrants that it is not aware of any facts or circumstances supporting claims against Employee for fraud, embezzlement, breach of fiduciary duty or violation of her obligations under the Employment Agreement.

10.	Employee Representations. Employee hereby acknowledges and agrees as follows:

(a)    No litigation or other proceeding has been filed or is pending by the Employee Parties against the Company Parties; no person or entity other than Employee has or has had any interest in the matters released herein; Employee has the sole right, capacity, and exclusive authority to execute this Separation Agreement; and Employee has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action released herein.

(b)    The release given by Employee in Section 8 of this Separation Agreement is given solely in exchange for the consideration set forth in Section 2 of this Separation Agreement, which is an express condition of receipt of severance under the Employment Agreement.

(c)    By entering into this Separation Agreement, Employee does not waive rights or claims that may arise after the date this Separation Agreement is executed.

(d)    Employee has been advised to consult an attorney prior to entering into this Separation Agreement, and has had the opportunity to do so.

(e)    Employee has been given a period of at least twenty-one (21) days within which to consider the terms of this Separation Agreement, and if Employee chooses to sign and return this Separation Agreement in less than 21 days, Employee does so of Employee’s own free will and volition.

(f)    Employee may revoke this Separation Agreement by providing written notice of revocation to the Company’s General Counsel, Patricia Padurean, within seven (7) days after the date on which Employee signs this Separation Agreement. In the event Employee revokes this Separation Agreement during the seven day revocation period, this Separation Agreement shall be entirely void and Employee shall not be entitled to any of the consideration provided in Paragraph 2 of this Separation Agreement.

11.	[Section intentionally left blank]

12.    No Other Representations. Employee represents and acknowledges that in executing this Separation Agreement Employee does not rely, and has not relied, upon any representation or statement not set forth herein made by any of the Company Parties or by any of the Company Parties’ agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Separation Agreement or otherwise.

13.    No Admission of Liability. This Separation Agreement shall not be construed as an admission of liability by the Company or the Employee or an admission that the Company or Employee has acted in any way wrongfully towards the other. The parties specifically deny and disclaim any such liability or wrongful conduct.

14.    Taxation and Withholding. Employee acknowledges that payments and benefits hereunder may be taxable and that the Company makes no representation or warranty regarding the income tax effects of any payment or benefit provided hereunder. Employee shall be solely responsible for Employee’s liability with respect to all payments and benefits provided under this Separation Agreement. Company may withhold from any amounts payable under this Separation Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

15.    Knowledgeable Decision By Employee. Employee represents and warrants that Employee has read all the terms of this Separation Agreement. Employee understands the terms of this Separation Agreement and understands that this Separation Agreement releases forever the Company Parties from any legal action arising from Employee’s employment relationship with the Company, and the termination of that relationship between Employee and the Company. Employee is voluntarily signing and delivering this Separation Agreement of Employee’s own free will in exchange for the parties’ mutual agreement to execute this Separation Agreement, which Employee acknowledges and agrees is adequate and satisfactory.

16.    Severability. In the event any portion or clause of this Separation Agreement is deemed invalid or unenforceable in a court of law, the remainder of the Separation Agreement shall be severed from the invalid or unenforceable portion.

17.    Entire Agreement. This Separation Agreement expresses the entire agreement of the parties with respect to its subject matter. Any prior agreement (whether written or oral) between the parties with respect to the subject matter of this Separation Agreement is null and void, except that the NDA, documents pertaining to Employee’s equity ownership, and certain provisions of the Employment Agreement shall survive as further described in this Separation Agreement. This Separation Agreement may only be modified in a writing signed by both parties.

18.    Assignment. This Separation Agreement shall accrue to the benefit of, and be binding upon, the Company and its successors and assigns, and shall be freely assignable to any entity with which the Company may merge or otherwise combine, or to which the Company may sell all or substantially all of its assets. No assignment of this Agreement by the Company shall be effective unless the successor or assign acknowledges its obligations to honor all of the Company’s promises and obligations under this Separation Agreement, including (without limitation) the obligation to provide the compensation and benefits described in Section 2. This Separation Agreement is personal to the Employee and may not be assigned by Employee.

19.    Governing Law. This Separation Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

20.    Effective Date. For purposes of this Separation Agreement, the “Effective Date” of this Separation Agreement shall be the date on which this Separation Agreement becomes effective, which shall be the date which is exactly eight (8) days following the Execution Date, unless this Separation Agreement has been revoked by Employee prior to such date in accordance with the provisions of this Separation Agreement. The “Execution Date” shall mean that date on which this Separation Agreement is signed by Employee.

21.    Offer Period. The signed original of this Separation Agreement must be returned to the Chief Legal Officer of the Company no later than March 9, 2023 or this offer will be considered withdrawn.

NOTICE: THIS SEPARATION AGREEMENT CONTAINS A WAIVER OF LEGAL RIGHTS. YOU SHOULD READ IT CAREFULLY AND CONSIDER SEEKING THE ADVICE OF AN ATTORNEY (AT YOUR OWN EXPENSE) BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties have executed this Separation Agreement, which shall be deemed effective as of the “Effective Date,” as defined in Section 20 above.

iCAD, Inc.

By:

Printed Name:

Dana Brown

Title:          Executive Chairman

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Stacey Stevens

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Date of Signature

EXHIBIT A

PRESS RELEASE AND Q&A

March 10, 2023

iCAD Announces Leadership Transition

Stacey Stevens Resigns as President and CEO and as a Member of the Board

Dana Brown Named President and CEO and Chairman of the Board

NASHUA, N.H. – March 10, 2023 - iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today announced the Board of Directors has accepted the resignation, for personal reasons, of Stacey Stevens as President and CEO and named Dana Brown as President and Chief Executive Officer, effective immediately. Ms. Brown will also retain her position as Chairman of the Board.

The Board congratulates Ms. Stevens on her outstanding leadership and thanks her for her dedicated service of over 16 years that has led to numerous successes for the organization. Ms. Stevens joined iCAD as its Senior Vice President Marketing and Strategy in 2006. Since then, she helped to build important strategic partnerships, improve and stabilize shareholder and customer relationships, usher in the transition from a perpetual license business model to a subscription approach among many other accomplishments. Her marketing and strategy, sales and partnership building skills have created a foundational structure that will serve iCAD for years to come and are a true testament to Ms. Stevens’ skillset as a leader. “We cannot thank Ms. Stevens enough for the commitment, passion, creativity, and enthusiasm she has given iCAD during her tenure,” said Dr. Susan Wood, member of iCAD’s Board of Directors and Chairman of the Compensation Committee.

"Dana takes the reins of this great company at a time of transformation, and the Board has every confidence that she is the best leader to set the vision and drive the plans for the Company's continued success and growth. She has the right mix of skills and experience to lead us forward having run large, complex technology organizations, delivered strong financial and operational results in the face of turnarounds, and overseen strategy and innovation for the world’s leading breast cancer organization," said Dr. Rakesh Patel, member of iCAD’s Board of Directors and Chairman of the Nominating and Corporate Governance committee.

Ms. Brown said, "I'm thrilled to be leading this incredible company. Working alongside our talented team, our Board, our clients and partners, I am committed to upholding our vision to be the world’s most pervasive and personalized suite of AI cancer detection solutions for our shareholders and stakeholders. Breast cancer is the most common cancer in women worldwide and the second leading cause of cancer death among women in the U.S. With iCAD’s early detection technology, we have the ability to detect cancers early thereby giving individuals the opportunity for more positive outcomes and more lives saved. I am energized by this challenge and look forward to guiding iCAD’s continued success."

iCAD expects to file its Annual Report on Form 10-K for the period ending December 31, 2023 by Tuesday, March 28, 2023.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD® is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the

Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries: Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Inquiries: iCAD Investor Relations ir@icadmed.com

Stacey’s Resignation Q&A Was Stacey terminated or asked to resign?

No, Stacey made the decision to resign from her position for a variety of personal reasons. These reasons do not relate to her confidence in the business and future strategy and outlook for the company. She believes strongly in the direction of the company and the transformation of the AI business into a long- term recurring revenue model. The Board and the employees are very appreciative of Stacey’s leadership and long-term contribution towards building a company that is making such a positive impact in the lives of so many women.

Was this all planned back in January when Dana became Executive Chair? No, Stacey’s resignation is unrelated to that change.

Is Stacey leaving for another position? No, she is leaving for personal reasons.

How long will Stacey continue to work at iCAD/transition the role to Dana?

Stacey will continue to work as a senior advisor to the company through the end of April. After that, she will always be available to Dana or any employee for consultations or support as needed.

How will Stacey’s relationships with customers, investors, analysts be transitioned?

Stacey has identified a comprehensive list of all key relationships and will work proactively with Dana to ensure a smooth transition.

Why did Tim Irish resign and are these resignations related?

Tim’s reasons are documented in his resignation letter filed in the 8K. The decisions were made separately.

With respect to any public or private inquiry directed to Stacey relating to the Company’s management, products or services

I am not in a position to discuss with you any matter relating to the Company’s management or business.

EXHIBIT B SUPPLEMENTAL RELEASE

(to be executed by Employee no earlier than April 30, 2023 and no later than May 15, 2023)

WHEREAS, Stacey Stevens (“Employee”) has been an employee of iCAD, Inc. (“the Company”); and

WHEREAS, as a condition of receiving the severance payments and other consideration described in Section 2 of the Transition and Separation Agreement dated March , 2023 (the “Separation Agreement”), Employee must execute this supplemental full release of claims;

THEREFORE, in consideration of the receipt of the payments outlined in Section 2 of the Separation Agreement, Employee agrees as follows:

1.	General Release by the Employee.

(a)    Release. Employee, on behalf of himself/herself and Employee’s spouse, heirs, executors, administrators, assigns, insurers, attorneys and other persons or entities, acting or purporting to act on Employee’s behalf (collectively, the “Employee Parties”), does hereby irrevocably and unconditionally release, acquit and forever discharge the Company, and its officers, directors, members, employees, agents, representatives, predecessors, successors, assigns, insurers, and attorneys (collectively, the “the Company Parties”), from any and all actions, causes of action, suits, claims, obligations, liabilities, debts, demands, contentions, damages, judgments, levies and executions of any kind, whether in law or in equity, known or unknown, including but not limited to claims which the Employee Parties have or have had against the Company Parties by reason of, arising out of, related to, or resulting from Employee’s employment with the Company or the termination thereof, existing as of the Supplemental Release Effective Date (defined in Section 6 below).

(b)    Specific Types of Claims Included in Release. The claims released herein specifically include, but are not limited to, the following types of claims:

(i)    Claims for compensation or employee benefits, such as wages, salary, bonuses, commissions, incentive payments, overtime pay, vacation pay, holiday pay or reimbursement of expenses, or claims arising under applicable wage payment laws.

(ii)    Claims relating to employment discrimination or harassment, such as discrimination or harassment based on race, sex, age, religion, national origin, handicap, disability, marital status, sexual orientation, gender identity, military service, veteran status or other characteristics protected by law. This includes claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the civil rights statute codified at 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Older Workers Benefit Protection Act, the Lilly Ledbetter Fair Pay Act, the Genetic Information Nondiscrimination Act, and any other federal, state or local law of similar purpose or effect.

(iii)    Claims relating to employee leave, such as the Family and Medical Leave Act and the Uniformed Services Employment and Reemployment Rights Act, or any other federal, state or local leave law.

(iv)    Claims relating to retaliation or whistleblowing, such as the anti- retaliation provisions of the Sarbanes-Oxley Act or the Dodd-Frank Wall Street Reform and Consumer Protection Act; the anti-retaliation provisions of the federal employment discrimination statutes or the Fair Labor Standards Act; or any other federal or state law regarding whistleblower retaliation.

(v)    Claims for wrongful discharge or based on laws otherwise restricting an employer’s ability to terminate employees; claims arising in tort or based on personal injury, defamation, invasion of privacy, fraud, misrepresentation or infliction of emotional distress; claims based on breach of contract or breach of a covenant of good faith and fair dealing; or any other federal, state or local law governing the employer-employee relationship, such as the Employee Retirement Income Security Act; the Employee Polygraph Protection Act; the Worker Adjustment and Retraining Notification Act, or the Fair Credit Reporting Act.

(c)    Release of Unknown Claims. Employee understands and acknowledges that the foregoing release may include claims that Employee may not know about. It is Employee’s knowing and voluntary intent to release all such known and unknown claims, even though Employee recognizes that someday Employee might learn that facts Employee currently believes to be true are untrue and even though Employee might then regret having signed this Supplemental Release. Nevertheless, Employee is assuming that risk and Employee agrees that this Supplemental Release will remain effective in all respects in any such case. Employee expressly waives all rights Employee might have under any law that is intended to protect Employee from waiving unknown claims. Employee understands the significance of doing so.

(d)	Exceptions to Release. The foregoing release does not release or impair:

(i) the Company’s promises and obligations under the Separation Agreement, including but not limited to the Company’s obligation to pay severance payments and other consideration to Employee under Section 2 of the Separation Agreement; (ii) any rights Employee has under applicable workers compensation laws; (iii) any vested rights under a qualified retirement plan;

(iv) any other claims that cannot lawfully be released; (v) Employee’s ability to communicate with the Equal Employment Opportunity Commission or any other governmental agency, as long as Employee does not seek any personal relief for any claims released herein; or (vi) any claims arising after the date of Employee’s execution of this Supplemental Release.

2.    Representations by Employee.Employee hereby acknowledges and agrees as follows:

(a)    Employee has read this Supplemental Release and fully understands the effect hereof, Employee executes this Supplemental Release of Employee’s own free will and accord for the consideration set forth herein, and Employee is not relying on any representations whatsoever of the Company, other than those set forth herein, as an inducement to enter into this Supplemental Release.

(b)    No litigation or other proceeding has been filed or is pending by the Employee Parties against the Company Parties; no person or entity other than Employee has or has had any interest in the matters released herein; Employee has the sole right, capacity, and exclusive authority to execute this Supplemental Release; and Employee has not sold, assigned, transferred, conveyed or otherwise disposed of any of the claims, demands, obligations, or causes of action released herein.

(c)    The release given by Employee in this Supplemental Release is given solely in exchange for the consideration set forth in Section 2 of the Separation Agreement, which is an express condition of receipt of severance under the Employment Agreement.

(d)    By entering into this Supplemental Release, Employee does not waive rights or claims that may arise after the date this Supplemental Release is executed.

(e)    Employee has been advised to consult an attorney prior to entering into this Supplemental Release, and has had the opportunity to do so.

(f)    Employee covenants and agrees that Employee has been given at least twenty-one (21) days to contemplate the terms of this Supplemental Release before executing it, and that if Employee chooses to execute it in fewer than 21 days, Employee does so voluntarily and of Employee’s own free will and volition.

(g)    Employee may revoke this Supplemental Release by providing written notice of revocation to the Company’s Chief Legal Officer within seven (7) days after the date on which Employee signs this Supplemental Release. In the event Employee revokes this Supplemental Release during the seven day revocation period, this Supplemental Release shall be entirely void and Employee shall not be entitled to the consideration provided in Section 2(c) of the Separation Agreement. This Supplemental Release shall not become effective or enforceable until the Supplemental Release Effective Date (defined in Section 6 below).

3.    No Admission of Liability. The Parties acknowledge that this Supplemental Release shall not be construed as an admission of liability by the Company or Employee or an admission that the Company or Employee has acted in any way wrongfully towards the other.

4.    Governing Law. This Release shall be construed in accordance with, and governed by, the laws of the State of Delaware.

5.    Effective Date. For purposes of this Release, the “Supplemental Release Effective Date” of this Release shall be the date on which this Release becomes effective, which shall be the date which is exactly eight (8) days following the date on which this Release is signed by Employee, unless this Supplemental Release has been revoked by Employee prior to such date in accordance with the provisions of Section 2(g) of this Supplemental Release.

THIS SUPPLEMENTAL RELEASE SHOULD BE SIGNED NO EARLIER THAN APRIL 30, 2023 AND NO LATER THAN MAY 15, 2023.

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Stacey Stevens

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Date of signature

EXHIBIT C

STOCK OPTION PLAN	OPTION TYPE	GRANT DATE/VESTING START DATE	SHARE BALANCE	VESTED BALANCE	GRANT PRICE
2012 Stock Inventive Plan	ISO	2/5/2015	20,658	20,658	$9.00
2012 Stock Inventive Plan	NQSO	2/5/2015	4,342	4,342	$9.00
2012 Stock Inventive Plan	ISO	3/25/2019	16,667	16,667	$4.38
2016 Stock Inventive Plan	NQSO	5/7/2020	18,231	18,231	$12.84
2016 Stock Inventive Plan	ISO	5/7/2020	4,945	4,945	$12.84
2016 Stock Inventive Plan	NQSO	2/15/2021	4,481	4,481	$18.00
2016 Stock Inventive Plan	NQSO	2/15/2021	29,500	19,667	$18.00
2016 Stock Inventive Plan	NQSO	2/15/2021	25,500	17,000	$18.00
2016 Stock Incentive Plan	NQSO	3/28/2022	200,000	66,667*	$4.15